Exhibit 10.1
AMENDMENT NUMBER 2 TO THE
BEVERLY ENTERPRISES, INC.
ANNUAL INCENTIVE PLAN
     WHEREAS, the Beverly Enterprises, Inc. (the “Company”) and Pearl Senior Care, Inc. (“PSC”) are parties to an Agreement and Plan of Merger, dated August 16, 2005 (the “Agreement”, which term shall include all amendments thereto), pursuant to which a subsidiary of PSC will be merged into the Company (the “Transaction”); and
     WHEREAS, the Company maintains an Annual Incentive Plan (“AIP”) pursuant to which annual bonuses are paid in accordance with performance metrics determined by the Board of Directors of the Company; and
     WHEREAS, the Board previously scheduled the bonus payments for 2005 under the AIP to occur at the earlier of the date of closing of the Transaction or January 31, 2006; and
     WHEREAS, because the closing date of the Transaction has been extended, the Board has re-scheduled the bonus payments for 2005 under the AIP to occur on any day after February 15, 2006, through February 28, 2006, which timeframe is consistent with the Company’s customary schedule for paying bonuses under the AIP; and
     WHEREAS, the Board has authorized the appropriate officers of the Company to adopt an amendment to the AIP to effectuate the Board’s rescheduling of the 2005 bonus payments under the AIP.
     NOW THEREFORE BE IT RESOLVED, that Section 7.4 (which was added to the AIP as part of Amendment Number 1, effective January 1, 2005) is amended, effective January 30, 2006, as follows:
     1. Subsection (b) is amended to provide in its entirety as follows: “The annual Award amounts, as determined in accordance with the preceding Section 7.4(a), shall be paid on any day after February 15, 2006, and on or before February 28, 2006.”
     2. Subsection (c) shall be amended to provide in its entirety as follows: “The AIP Award of a Participant who was not employed as an Employee on December 31, 2005, shall receive his or her bonus in accordance with the provisions of Section 5.2 of the Plan, which provides that (i) a Participant whose employment terminated during 2005 on account of his or her retirement, disability, or death shall be eligible to receive an AIP Award for 2005 and (ii) a Participant whose employment terminated during 2005 for any reason other than his or her retirement, disability, or death (whether because the Participant’s employment with the Company terminated voluntarily (other than a retirement), involuntarily (with or without Cause), or otherwise during 2005) shall not be eligible to receive payment of an AIP Award for such Plan Year unless the Compensation Committee, in its sole discretion, determines otherwise.”
     3. Subsection (h)(3) is amended to provide in its entirety as follows: “‘Target Date’ means December 31, 2005.”

     4. Except as specifically amended herein, the Plan (including Amendment Number 1) remains in full force and effect.

BEVERLY ENTERPRISES, INC.
By:	/s/ Lawrence Deans
Lawrence Deans
SVP - Human Resources